Exhibit 99.1
FREMONT GENERAL ANNOUNCES CHANGES IN MANAGEMENT TEAM
—Stephen H. Gordon and David S. DePillo Resign as Chief Executive Officer and President
of Fremont General and Fremont Reorganizing Corporation; remain Chairman and Vice-Chairman of the Boards of Directors—
—Richard A. Sanchez appointed as Interim Chief Executive Officer of Fremont General and
Fremont Reorganizing Corporation—
     (BREA, CALIFORNIA) — September 3, 2008: Fremont General Corporation (the “Company” or “FGC”) (OTC: FMNTQ), doing business primarily through its indirect wholly-owned subsidiary, Fremont Reorganizing Corporation (formerly known as Fremont Investment & Loan) (“FRC”), announced today that the Boards of Directors (“Boards”) of the Company and FRC accepted the voluntary resignation of both Stephen H. Gordon and David S. DePillo, as Chief Executive Officer and President for both the Company and FRC, effective September 30, 2008.
     Messrs. Gordon and DePillo will be pursuing new opportunities in the financial services industry but will remain with the Company as non-executive Chairman and Vice-Chairman of the Boards through a transition period.
     Messrs. Gordon and DePillo devoted substantially all of their time to a series of initiatives designed to resolve many of the legacy issues confronting both the Company and FRC. Among new management’s accomplishments were: reducing operating expenses through closure of FRC’s Irving, Texas loan servicing center and the Company’s Santa Monica headquarters, selling most of FRC’s remaining servicing assets and performing and non-performing loans, negotiating resolution of several of FRC’s outstanding litigation matters, resolving net worth covenant breaches by the Company, and negotiating resolutions of a portion of FRC’s residential mortgage loan repurchase demands. In addition, following a receipt of a supervisory directive from the banking regulators, the management team completed the sale of its bank’s assets, including all of its 22 branches, and 100% of its deposits, which totaled approximately $5.2 billion to CapitalSource Inc. (“CapitalSource”) in July 2008. The Company noted that filing a voluntary bankruptcy proceeding under Chapter 11 of the Bankruptcy Code facilitated the consummation of the CapitalSource transaction, which kept its then insured subsidiary institution from being taken over by the banking regulators. Messrs. Gordon and DePillo will remain on the Boards of FGC and FRC during this transition period to provide continued oversight as the Company and FRC embark on determining their final path to eventual resolution.
     Additionally, the Company announced today that Richard A. Sanchez has been appointed as Interim Chief Executive Officer for the Company and FRC, effective October 1, 2008. Mr. Sanchez currently serves as the Company’s Executive Vice President and Chief Administrative Officer and will remain on the Boards of the Company and FRC.
About Fremont General
Fremont General Corporation was a financial services holding company with $8.8 billion in total assets, at September 30, 2007. Fremont General ceased being a financial services holding company on July 25, 2008, when its wholly-owned bank subsidiary, Fremont Reorganizing Corporation (f/k/a Fremont Investment & Loan) completed the sale of its assets, including all of its 22 branches, and 100% of its $5.2 billion of deposits to

CapitalSource Bank. Fremont General Corporation has filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”) and will continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Code and orders of the Bankruptcy Court.
To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com. In addition, you can find out information about FGC’s bankruptcy at the Company’s website at www.fremontgeneral.com under “Restructuring Information.”
Regulatory Filings
The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.fremontgeneral.com and on the EDGAR’s section of the SEC’s website at www.sec.gov.
Forward-Looking Statements
This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.
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